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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No.333-214869

PROSPECTUS SUPPLEMENT
(To prospectus dated December 20, 2016)

13,500,000 Shares

Common Stock

        We are offering 13,500,000 shares of our common stock at a public offering price of $5.10 per share.

        Our common stock is listed on the New York Stock Exchange under the symbol "CLD." On February 22, 2017, the last reported sales price for our common stock on the New York Stock Exchange was $5.68 per share.

        We have granted the underwriters a 30-day option to purchase up to an additional 2,000,000 shares of common stock at the initial offering price, less the underwriting discounts and commissions.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus and the documents incorporated by reference herein.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before expenses, to us
Per Share	$5.10	$0.306	$4.794
Total	$68,850,000	$4,131,000	$64,719,000

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares on or about February 28, 2017.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan	Jefferies

The date of this prospectus is February 22, 2017

Prospectus Supplement

Prospectus

        Neither we nor any underwriter has authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

        We are not offering these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus, as well as the information previously filed with the Securities and Exchange Commission (the "SEC") that is incorporated by reference in this prospectus, is accurate as of any date other than the date on the front of those documents.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement and the information incorporated by reference herein, which, among other things, describes the specific terms of this offering. The second part is the accompanying prospectus and the information incorporated by reference therein, which, among other things, gives more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus we are referring to both this prospectus supplement and the accompanying prospectus combined. If any information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We refer to Cloud Peak Energy Inc. as "CPE Inc." and Cloud Peak Energy Resources LLC as "CPE Resources." As used in this prospectus, and unless otherwise indicated, "we," "us" and "our" and similar terms mean CPE Inc., CPE Resources and their subsidiaries.

        The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date. Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to certain of our filings with the SEC. You are urged to read carefully this prospectus and the information incorporated by reference in this prospectus, including the risk factors and other cautionary statements described under the caption "Risk Factors" included elsewhere in this prospectus and in Item 1A of Part I of CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 before investing in the common stock. Please read "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offering of common stock. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, CPE Inc. files annual, quarterly and other reports and information with the SEC. You may read and copy any document CPE Inc. files with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. CPE Inc.'s SEC filings also are available on the SEC's website at http://www.sec.gov.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information CPE Inc. has filed with the SEC. This means that we can disclose important information to you without including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that CPE Inc. later provides to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC and may replace information in this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any future filings made by CPE Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K), until the termination of the offering under this prospectus:

  •
  CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016;

S-ii

  •
  the information specifically incorporated by reference into CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2016;

  •
  CPE Inc.'s Current Reports on Form 8-K filed on January 10, 2017 and February 1, 2017; and

  •
  The description of CPE Inc.'s common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 16, 2009, including any amendment or report filed for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our internet website, www.cloudpeakenergy.com, CPE Inc.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after CPE Inc. electronically files such material with, or furnishes it to, the SEC. Information contained on our internet website is not part of this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.cloudpeakenergy.com or by writing or calling us at the following address:

Cloud Peak Energy Inc.
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021
Attention: General Counsel
(720) 566-2900

FORWARD-LOOKING STATEMENTS

        Certain statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement and the documents we incorporate by reference contain "forward- looking" statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. While we believe that these forward-looking statements are reasonable as and when made, there may be events in the future that we are not able to predict accurately or control, and there can be no assurance that future developments affecting our business will be those that we anticipate. Additionally, all statements concerning our expectations regarding future operating results are based on current forecasts for our existing operations and do not include the potential impact of any future acquisitions. The risk factors as well as any cautionary language in this prospectus supplement and the documents incorporated by reference herein, describe the known material risks, uncertainties, and events that may cause our actual results to differ materially and adversely from the expectations we describe in our forward-looking statements. Additional factors or events that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. You are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as

S-iii

required by law. The following factors are among those that may cause actual results to differ materially and adversely from our forward- looking statements:

  •
  the timing and extent of any sustained recovery of the currently depressed coal industry, domestically and internationally, and the impact of ongoing or further depressed industry conditions on our financial performance, liquidity, and financial covenant compliance;

  •
  the prices we receive for our coal and logistics services, our ability to effectively execute our forward sales strategy, and changes in utility purchasing patterns resulting in decreased long-term purchases of coal;

  •
  the timing of reductions or increases in customer coal inventories;

  •
  our ability to obtain new coal sales agreements on favorable terms, to resolve customer requests for reductions or deferrals, and to respond to any cancellations of their committed volumes on terms that preserve the amount and timing of our forecasted economic value;

  •
  the impact of increasingly variable and less predictable demand for thermal coal based on natural gas prices, summer cooling demand, winter heating demand, economic growth rates, and other factors that impact overall demand for electricity;

  •
  our ability to efficiently and safely conduct our mining operations and to adjust our planned production levels to respond to market conditions and effectively manage the costs of our operations;

  •
  competition with other producers of coal and with traders and re-sellers of coal, including the current oversupply of thermal coal, the impacts of currency exchange rate fluctuations and the strong U.S. dollar, and government environmental, energy and tax policies and regulations that make foreign coal producers more competitive for international transactions;

  •
  the impact of coal industry bankruptcies on our competitive position relative to other companies who may emerge from bankruptcy with reduced leverage and potentially reduced operating costs;

  •
  competition with natural gas, wind, solar, and other non-coal energy resources, which may continue to increase as a result of low domestic natural gas prices, the declining cost of renewables and due to environmental, energy and tax policies, regulations, subsidies and other government actions that encourage or mandate use of alternative energy sources;

  •
  coal-fired power plant capacity and utilization, including the impact of climate change and other environmental regulations and initiatives, energy policies, political pressures, NGO activities, international treaties or agreements and other factors that may cause domestic and international electric utilities to continue to phase out or close existing coal-fired power plants, reduce or eliminate construction of any new coal-fired power plants, or reduce consumption of coal from the Powder River Basin ("PRB");

  •
  the failure of economic, commercially available carbon capture technology to be developed and adopted by utilities in a timely manner;

  •
  the impact of "keep coal in the ground" campaigns and other well-funded, anti-coal initiatives by environmental activist groups and others targeting substantially all aspects of our industry;

  •
  our ability to offset declining U.S. demand for coal and achieve longer term growth in our business through our logistics revenue and export sales, including the significant impact of Chinese and Indian thermal coal import demand and production levels from other basins on overall seaborne coal prices;

S-iv

  •
  railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal, the development of future export terminal capacity and our ability to access capacity on commercially reasonable terms;

  •
  the impact of our rail and terminal take-or-pay commitments if we do not meet our required export shipment obligations;

  •
  weather conditions and weather-related damage that impact our mining operations, our customers, or transportation infrastructure;

  •
  operational, geological, equipment, permit, labor, and other risks inherent in surface coal mining;

  •
  future development or operating costs for our development projects exceeding our expectations;

  •
  our ability to successfully acquire coal and appropriate land access rights at economic prices and in a timely manner and our ability to effectively resolve issues with conflicting mineral development that may impact our mine plans;

  •
  the impact of asset impairment charges if required as a result of challenging industry conditions or other factors;

  •
  our plans and objectives for future operations and the development of additional coal reserves, including risks associated with acquisitions;

  •
  the impact of current and future environmental, health, safety, endangered species and other laws, regulations, treaties, executive orders, court decisions or governmental policies, or changes in interpretations thereof and third-party regulatory challenges, including additional requirements, uncertainties, costs, liabilities or restrictions adversely affecting the use, demand or price for coal, our mining operations or the logistics, transportation, or terminal industries;

  •
  the impact of required regulatory processes and approvals to lease coal and obtain permits for coal mining operations or to transport coal to domestic and foreign customers, including third-party legal challenges to regulatory approvals that are required for some or all of our current or planned mining activities and the recent moratorium on federal coal leasing or other unfavorable regulatory changes to the lease by application and coal permitting processes;

  •
  any increases in rates or changes in regulatory interpretations or assessment methodologies with respect to royalties or severance and production taxes and the potential impact of associated interest and penalties, including the impact of recently finalized federal royalty rule changes for non-arm's length sales;

  •
  inaccurately estimating the costs or timing of our reclamation and mine closure obligations and our assumptions underlying reclamation and mine closure obligations;

  •
  our ability to obtain required surety bonds and provide any associated collateral on commercially reasonable terms;

  •
  the availability of, disruptions in delivery or increases in pricing from third-party vendors of raw materials, capital equipment and consumables which are necessary for our operations, such as explosives, petroleum-based fuel, tires, steel, and rubber;

  •
  our assumptions concerning coal reserve estimates;

  •
  our relationships with, and other conditions affecting, our customers (including our largest customers who account for a significant portion of our total revenue) and other counterparties, including economic conditions and the credit performance and credit risks associated with our

S-v

    customers and other counterparties, such as traders, brokers, and lenders under our revolving credit agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders, as amended (the "Credit Agreement") and financial institutions with whom we maintain accounts or enter hedging arrangements;

  •
  the results of our hedging programs for domestic and international coal sales and diesel fuel costs and changes in the fair value of derivative financial instruments that are not accounted for as hedges;

  •
  the terms and restrictions of our indebtedness;

  •
  liquidity constraints, access to capital and credit markets and availability and costs of credit, surety bonds, letters of credit, and insurance, including risks resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions for the coal sector or in general, changes in our credit rating, our compliance with the covenants in our debt agreements, the increasing credit pressures on our industry due to depressed conditions, or any demands for increased collateral by our surety bond providers;

  •
  volatility in the price of our common stock, including the impact of any delisting of our stock from the New York Stock Exchange if we fail to meet the minimum average closing price listing standard;

  •
  our liquidity, results of operations, and financial condition generally, including amounts of working capital that are available;

  •
  litigation and other contingencies;

  •
  the authority of federal and state regulatory authorities to order any of our mines to be temporarily or permanently closed under certain circumstances; and

  •
  other factors, including those discussed or incorporated by reference in "Risk Factors" and in Item 1A of CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016.

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SUMMARY

        You should read carefully this entire prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein to understand fully the terms of the common stock being offered, as well as the other considerations that are important in making your investment decision. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares.

 Our Company

        We are one of the largest producers of coal in the United States of America ("U.S.") and the PRB, based on our 2016 coal sales. We operate some of the safest mines in the coal industry. According to the most current Mine Safety and Health Administration ("MSHA") data, we have one of the lowest employee all injury incident rates among the largest U.S. coal producing companies. We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we own and operate three surface coal mines: the Antelope Mine, the Cordero Rojo Mine, and the Spring Creek Mine.

        Our Antelope Mine and Cordero Rojo Mine are located in Wyoming and our Spring Creek Mine is located in Montana. Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic and foreign electric utilities. Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation. In 2016, the coal we produced generated approximately 3% of the electricity produced in the U.S. As of December 31, 2016, we controlled approximately 1.1 billion tons of proven and probable reserves. We do not produce any metallurgical coal.

        In addition, we have two development projects, both located in the Northern PRB. The Youngs Creek project is an undeveloped surface mine project located in Wyoming, seven miles south of our Spring Creek Mine, and contiguous with the Wyoming-Montana state line. The Big Metal project is located near the Youngs Creek project on the Crow Indian Reservation in southeast Montana.

        Our logistics business provides a variety of services designed to facilitate the sale and delivery of coal. These services include the purchase of coal from third parties or from our owned and operated mines, coordination of the transportation and delivery of purchased coal, negotiation of take-or-pay rail agreements and take-or-pay port agreements and demurrage settlement with vessel operators.

        CPE Inc., a Delaware corporation organized on July 31, 2008, is a holding company that manages its 100% owned consolidated subsidiary CPE Resources, but has no business operations or material assets other than its ownership interest in CPE Resources. CPE Inc.'s only source of cash flow from operations is distributions from CPE Resources pursuant to the CPE Resources limited liability company agreement. CPE Inc. also receives management fees pursuant to a management services agreement between CPE Inc. and CPE Resources as reimbursement of certain administrative expenses.

        Our principal executive office is located at 505 S. Gillette Ave., Gillette, Wyoming 82716, and our telephone number at that address is (307) 687-6000. Our website is located at www.cloudpeakenergy.com. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus.

Recent Developments

        Proposed redemption of 2019 Notes.    Subject to the pricing of this offering, we intend to promptly call for redemption all of our outstanding 8.50% Senior Notes due 2019 issued by our subsidiaries (the "2019 Notes") at a redemption price of 101.417% of the principal amount of the 2019 Notes to be redeemed plus accrued and unpaid interest to the redemption date. The principal amount outstanding of the 2019 Notes is $62.1 million. The redemption would result in a pre-tax charge to our net earnings of approximately $1.6 million, and the total cost would be approximately $63.0 million (excluding accrued and unpaid interest to the redemption date). This prospectus supplement is not intended as a notice of any such redemption. Such notice will be given to holders of the 2019 Notes in the manner prescribed in the indenture governing the 2019 Notes and at the appropriate time.

 The Offering

Issuer	Cloud Peak Energy Inc.
Common Stock Offered	13,500,000 shares (15,500,000 if the underwriters exercise their option to purchase additional shares in full).
Common Stock Outstanding Immediately After This Offering	74,964,793 shares (76,964,793 shares if the underwriters exercise their option to purchase additional shares in full), based on the number of shares outstanding as of February 16, 2017.(1)
Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us for this offering, will be approximately $64.3 million (or approximately $73.9 million if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds from this offering to fund the proposed redemption of all of our outstanding 2019 Notes at a redemption price of 101.417% of the principal amount of the 2019 Notes to be redeemed plus accrued and unpaid interest to the redemption date. Any remaining proceeds will be used for general corporate purposes. See "Use of Proceeds."

New York Stock Exchange Symbol	"CLD."
Transfer Agent and Registrar	Computershare Trust Company, N.A.
Dividend Policy	We have not historically paid, and we do not anticipate that we will pay in the near term, cash dividends on our common stock. See "—Dividend Policy."
Risk Factors

Investing in our common stock involves substantial risk. You should carefully consider the risk factors set forth in the section entitled "Risk Factors" and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, prior to making an investment in our common stock. See "Risk Factors" beginning on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference herein.

(1)
The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of February 16, 2017 and excludes 6,494,160 shares of common stock issuable upon the exercise of stock options, restricted stock units, performance stock units, and all other awards under our equity compensation plans. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional shares.

Summary Historical Consolidated Financial Data

        We derived the summary historical financial and operating data as of and for the years ended December 31, 2016, 2015 and 2014 from CPE Inc.'s audited financial statements included in CPE Inc.'s Annual Reports on Form 10-K for the years ended December 31, 2016 and December 31, 2015. The following table should be read together with, and is qualified in its entirety by reference to, the historical financial statements and the notes thereto included in CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus.

	Year Ended December 31,
CPE Inc.	2016	2015	2014
	(in millions, except per share data)
Statement of Operations Data
Revenue	$800.4	$1,124.1	$1,324.0
Operating income (loss)	67.3	(81.4)	131.8
Net income (loss)	21.8	(204.9)	79.0
Income (loss) per common share—basic	0.36	(3.36)	1.30
Income (loss) per common share—diluted	$0.35	$(3.36)	$1.29
Balance Sheet Data (at period end)
Cash and cash equivalents	$83.7	$89.3	$168.7
Property, plant and equipment, net	1,432.4	1,488.4	1,589.1
Total assets	1,714.8	1,802.2	2,151.2
Long-term debt	475.0	491.2	489.7
Federal coal leases obligations	—	—	64.0
Capital leases	7.5	8.9	9.0
Total liabilities	763.1	914.3	1,063.3
Total equity	$951.7	$887.9	$1,087.8
Other Data
Adjusted EBITDA(2)	$98.6	$123.8	$201.9
Asian export tons—Logistics and Related Activities	0.6	3.6	4.0
Tons sold—Owned and Operated Mines(1)	58.5	75.1	85.9
Tons purchased and resold	0.3	0.3	0.1
Total tons sold	58.8	75.3	87.1

(1)
Inclusive of intersegment sales.

(2)
EBITDA and Adjusted EBITDA are intended to provide additional information only and do not have any standard meaning prescribed by accounting principles generally accepted in the United States of America ("U.S. GAAP"). A quantitative reconciliation of historical net income (loss) to Adjusted EBITDA is found in the tables below.

EBITDA represents net income (loss) before: (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, and (4) amortization. Adjusted EBITDA represents EBITDA as further adjusted for accretion, which represents non-cash increases in asset retirement obligation liabilities resulting from the passage of time, and specifically identified items that management believes do not directly reflect our core operations. For the periods presented herein, the specifically identified items are: (1) adjustments to exclude the changes in the Tax Receivable Agreement with Rio Tinto Energy America Inc. (the "TRA"), (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, (3) adjustments to exclude non-cash impairment charges, (4) adjustments to exclude debt restructuring costs, and (5) adjustments to exclude the gain from the sale of our 50% non-operating interest in the Decker Mine in September 2014. We enter into certain derivative financial instruments such as put options that require the payment of premiums at contract inception. The reduction in the premium value over time is reflected in the mark-to-market gains or losses. Our calculation of Adjusted EBITDA does not include premiums paid for derivative financial instruments; either at contract inception, as these payments pertain to future settlement periods, or in the period of contract settlement, as the payment occurred in a preceding period. Because of the inherent uncertainty related to the items identified above, management does not believe it is able to provide a meaningful forecast of the comparable U.S. GAAP measures or reconciliation to any forecasted U.S. GAAP measure.

Adjusted EBITDA is an additional tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect our core operations. Adjusted EBITDA is a metric intended to assist management in evaluating operating performance, comparing performance across periods, planning and forecasting future business operations and helping determine levels of operating and capital investments. Period-to-period comparisons of Adjusted EBITDA are intended to help our management identify and assess additional trends potentially impacting our company that may not be shown solely by period-to-period comparisons of net income (loss). Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others.

We believe Adjusted EBITDA is also useful to investors, analysts and other external users of our consolidated financial statements in evaluating our operating performance from period to period and comparing our performance to similar operating results of other relevant companies. Adjusted EBITDA allows investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and depletion, amortization and accretion and other specifically identified items that are not considered to directly reflect our core operations.

Our management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. Adjusted EBITDA excludes interest expense and interest income; however, as we have historically borrowed money in order to finance transactions and operations and have invested available cash to generate interest income, interest expense and interest income are elements of our cost structure and influence our ability to generate revenue and returns for stockholders. Adjusted EBITDA excludes depreciation and depletion and amortization; however, as we use capital and intangible assets to generate revenue, depreciation, depletion and amortization are necessary elements of our costs and ability to generate revenue. Adjusted EBITDA also excludes accretion expense; however, as we are legally obligated to pay for costs associated with the reclamation and closure of our mine sites, the periodic accretion expense relating to these reclamation costs is a necessary element of our costs and ability to generate revenue. Adjusted EBITDA excludes income taxes; however, as we are organized as a corporation, the payment of taxes is a necessary element of our operations. Adjusted EBITDA excludes the changes in the TRA. Adjusted EBITDA excludes fair value mark-to-market gains or losses for derivative financial instruments and premiums paid at contract inception; however, Adjusted EBITDA includes cash amounts received or paid upon contract settlement on derivative financial instruments. Adjusted EBITDA excludes adjustments to non-cash impairment charges. Adjusted EBITDA excludes debt restructuring costs. Adjusted EBITDA excludes the gain from the sale of the Decker Mine; however, the release of the reclamation and other liabilities was a significant benefit to us.

As a result of these exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

When using Adjusted EBITDA as a performance measure, management intends to compensate for these limitations by comparing it to net income (loss) in each period to allow for the comparison of the performance of the underlying core operations with the overall performance of the company on a full-cost, after-tax basis. Using Adjusted EBITDA and net income (loss) to evaluate the business assists management and investors in (a) assessing our relative performance against our competitors and (b) monitoring our capacity to generate returns for stockholders.

Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

A quantitative reconciliation for each of the periods presented of net income (loss) to Adjusted EBITDA is as follows:

	Year Ended December 31,
CPE Inc.	2016	2015	2014
	(in millions)
Net income (loss)	$21.8	$(204.9)	$79.0

Interest income	(0.1)	(0.2)	(0.3)
Interest expense	47.4	47.6	77.2
Income tax expense	(2.2)	77.4	34.9
Depreciation and depletion	27.2	66.1	112.0
Amortization	—	3.7	—

EBITDA	94.1	(10.4)	302.8

Accretion	6.6	12.6	15.1
Tax agreement expense (benefit)(1)	—	—	(58.6)
Derivative financial instruments:
Exclusion of fair value market-to-market losses (gains)(2)	(8.2)	30.6	(7.8)
Inclusion of cash amounts received (paid)(3)(4)	(3.3)	(0.6)	24.7

Total derivative financial instruments	(11.5)	30.0	16.9
Impairments	4.6	91.5	—
Gain on sale of Decker Mine interest	—	—	(74.3)
Debt restructuring costs	4.7	—	—

Adjusted EBITDA	$98.6	$123.8	$201.9

(1)
Changes to related deferred taxes are included in income tax expense.

(2)
Fair value mark-to-market (gains) losses reflected on the statement of operations.

(3)
Cash amounts received and paid reflected within operating cash flows.

(4)
Excludes premiums paid at option contract inception of $5.8 million and $4.0 million during the years ended December 31, in 2015 and 2014, respectively, for original settlement dates in subsequent years.

        See Note 6 of Notes to Consolidated Financial Statements in Item 8 of CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion related to the fair value of derivative financial instruments.

        Due to the tabular presentation of rounded amounts, certain tables reflect insignificant rounding differences.

RISK FACTORS

        An investment in our common stock involves risk. Before you invest in our common stock, you should carefully read all of the other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference into this prospectus supplement, including those risk factors in Item 1A of Part I of CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, in evaluating an investment in our common stock. If any of the described risks actually were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

        This prospectus supplement and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Forward-Looking Statements."

 USE OF PROCEEDS

        We expect to receive estimated net proceeds of approximately $64.3 million from this offering, or approximately $73.9 million if the underwriters' option to purchase additional shares is exercised in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering to fund the proposed redemption of all of our outstanding 2019 Notes at a redemption price of 101.417% of the principal amount of the 2019 Notes to be redeemed plus accrued and unpaid interest to the redemption date. Any remaining proceeds will be used for general corporate purposes. The principal amount outstanding of the 2019 Notes is $62.1 million. The redemption would result in a pre-tax charge to our net earnings of approximately $1.6 million, and the total cost would be approximately $63.0 million (excluding accrued and unpaid interest to the redemption date). This prospectus supplement is not intended as a notice of any such redemption. Such notice will be given to holders of the 2019 Notes in the manner prescribed in the indenture governing the 2019 Notes and at the appropriate time.

 CAPITALIZATION

        The following table sets forth CPE Inc.'s cash, cash equivalents and marketable securities and its capitalization as of December 31, 2016 and on an as adjusted basis to reflect the consummation of this offering and the application of the net proceeds as indicated in "Use of Proceeds."

        This table should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and CPE Inc.'s historical financial statements and the notes thereto in its Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus.

	As of December 31, 2016
	Historical	As Adjusted
	(dollars in millions)
Cash, cash equivalents and marketable securities(1)	$83.7	$85.1

Total debt(2):
Credit Agreement(3)	$—	$—
Accounts receivable securitization facility(4)	—	—
2019 Notes(5)	61.4	—
2021 Notes	358.2	358.2
2024 Notes	55.4	55.4
Capital leases (including current portion)	7.5	7.5

Total debt	482.5	421.1

Total equity:
Common stock ($0.01 par value; 200,000,000 shares authorized historical and as adjusted; 61,941,893 shares issued historical, 75,441,893 as adjusted; and 61,464,732 outstanding historical and 74,964,732 as adjusted)	0.6	0.7	(6)
Treasury stock, at cost (477,161 shares historical and as adjusted)	(6.5)	(6.5)
Additional paid-in capital	582.0	646.2
Retained earnings	353.7	352.1	(7)
Accumulated other comprehensive income (loss)	21.9	21.9

Total equity	951.7	1,014.4

Total capitalization	$1,434.2	$1,435.5

(1)
As of February 16, 2017, we had $101.2 million cash on hand.

(2)
Debt amounts represent the carrying amounts as shown on the Company's consolidated balance sheet as of December 31, 2016, not the principal amounts due, which totaled $416.4 million as of December 31, 2016.

(3)
As of February 16, 2017, we had no outstanding borrowings under the Credit Agreement and $67.5 million in letters of credit had been issued thereunder, leaving $332.5 million of availability, subject to the terms and conditions of the Credit Agreement.

(4)
As of February 16, 2017, we had no outstanding borrowings and $26.0 million of borrowing capacity under our accounts receivable securitization facility.

(5)
Net of unamortized discount and deferred financing costs of approximately $0.7 million for the 2019 Notes. Upon redemption of the 2019 Notes, we will pay the principal balance of $62.1 million plus a call premium of $0.9 million for a total of $63.0 million. Does not give effect to the payment of normal course interest on the redeemed 2019 Notes of approximately $2.6 million.

(6)
Reflects the issuance of 13.5 million shares at a par value of $0.01.

(7)
Retained earnings decreased by the write-off of the deferred financing costs of $0.7 million and the call premium of $0.9 million related to the redemption of the 2019 Notes.

 PRICE RANGE OF COMMON STOCK

        Our common stock, $0.01 par value, is traded on the New York Stock Exchange ("NYSE") under the symbol "CLD." The following table sets forth the intraday high and low sales prices of our common stock, as reported by the NYSE, for each of the periods listed.

	Price Range
	High	Low
Fiscal Year 2017
First Quarter (through February 22, 2017)	$6.30	$5.01
Fiscal Year 2016
Fourth Quarter	$8.04	$4.80
Third Quarter	5.44	2.03
Second Quarter	2.73	1.64
First Quarter	2.28	1.08
Fiscal Year 2015
Fourth Quarter	$3.83	$1.95
Third Quarter	4.79	2.41
Second Quarter	7.39	4.35
First Quarter	9.36	5.62

        The last reported sale price of our common stock on the NYSE on February 22, 2017 was $5.68 per share. As of the close of business on February 16, 2017, we have 76 holders of record of our common stock.

 DIVIDEND POLICY

        We have not historically paid, and we do not anticipate that we will pay in the near term, cash dividends on CPE Inc.'s common stock. Any determination to pay dividends to holders of CPE Inc.'s common stock in the future will be at the discretion of our board of directors and will depend on many factors, including our financial condition, results of operations, general business conditions, contractual restrictions, including those under our debt instruments, capital requirements, business prospects, restrictions on the payment of dividends under Delaware law, and any other factors our board of directors deems relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below), that holds our common stock as a "capital asset" (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

        This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

  •
  banks, insurance companies or other financial institutions;

  •
  tax-exempt or governmental organizations;

  •
  qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

  •
  dealers in securities or foreign currencies;

  •
  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

  •
  persons subject to the alternative minimum tax;

  •
  partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code;

  •
  persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

  •
  certain former citizens or long-term residents of the United States; and

  •
  persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

        PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

        We do not anticipate paying cash dividends on our common stock in the foreseeable future. See "Dividend Policy." However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder's tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See "—Gain on Disposition of Common Stock." Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

        Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

        Subject to the discussions below under "—Backup Withholding and Information Reporting" and "—Additional Withholding Requirements under FATCA," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

  •
  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or

  •
  our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes.

        A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

        A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

        Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be "regularly traded on an established securities market" (within the meaning of the Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder's holding period for the common stock, more than 5% of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

        Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

        Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

        Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder ("FATCA"), impose a 30% withholding tax on any dividends paid on our common stock and on the gross proceeds from a disposition of our common stock (if such disposition occurs after December 31, 2018), in each case if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our common stock.

        INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Credit Suisse Securities (USA) LLC is the representative of the underwriters.

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC	5,805,000
J.P. Morgan Securities LLC	3,240,000
Jefferies LLC	4,455,000

Total	13,500,000

        The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional 2,000,000 shares offered by us. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 2,000,000 additional shares.

Paid by Us

	No Exercise	Full Exercise
Per Share	$0.306	$0.306
Total	$4,131,000	$4,743,000

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. After the initial offering of the shares, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We have agreed with the underwriters not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of common stock, subject to certain exceptions, including issuances, conversions or exchanges of convertible or exchangeable securities or the exercise of outstanding warrants or options, grants or issuances (including grants of restricted securities, restricted stock awards, restricted stock units, performance share units and other securities) pursuant to a long-term incentive plan or an employee benefit plan in effect on the date of this prospectus supplement (including any amendments to such plans submitted to shareholders), issuances, redemptions or sales pursuant to the exercise of or for the payment of tax withholdings in connection with such issuances, the filing by us of any registration statement on Form S-8 relating to the offering of any such securities and the issuance by us of common stock in connection with acquisitions of businesses or in connection with the formation of joint ventures, provided that the amount of common stock issued in connection with any such acquisition or joint venture does not in the aggregate exceed 15% of the total common stock offered (including the underwriters' option to acquire additional shares) hereby and the recipients sign a lock-up agreement for the remainder of such 90-day period, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Credit Suisse Securities (USA) LLC.

        Our executive officers and directors have agreed with the underwriters not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock except (1) any shares of common stock acquired in the open market after the completion of the offering, (2) distributions or transfers of shares of common stock or any security convertible into common stock to affiliates, limited partners or stockholders and transfers of shares of common stock to a family member or trust, provided that the transferee agrees to be bound in writing by the terms of the lockup agreement prior to such transfer and such transfer shall not involve a disposition of value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with transfers pursuant to (1) or (2) above during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement and (3) dispositions to the Company pursuant to the exercise of, or for the payment of tax withholdings in connection with net share settlements of options, restricted stock units or performance share units issued pursuant to a long-term incentive plan or employee benefit plan (including any amendments to such plans submitted to shareholders) provided that no voluntary filing shall be made in connection with such disposition under the Exchange Act or, if either the Company or the undersigned considers a filing to be required, any such filing shall clearly indicate that such disposition relates to the payment of taxes due in connection with net share settlements, except with the prior written consent of Credit Suisse Securities (USA) LLC.

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise.

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $400,000.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and services. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their respective affiliates are lenders under the revolving credit facility. Additionally, certain of the underwriters or their respective affiliates may be holders of the Company's 2019 Notes and, as such, may receive a portion of the proceeds of this offering.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Sales Outside of the United States

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall require the issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the

        Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons").

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

        This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (referred to as "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (referred to as "FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (referred to as "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Qatar

        The shares have not been and will not be offered, sold or delivered at any time, directly or indirectly, in the State of Qatar ("Qatar") in a manner that would constitute a public offering. This prospectus has not been reviewed or approved by or registered with the Qatar Central Bank, the Qatar Exchange or the Qatar Financial Markets Authority. This prospectus supplement and the accompanying prospectus are strictly private and confidential, and may not be reproduced or used for any other purpose, nor provided to any person other than the recipient thereof.

Notice to Canadian Residents

  Resale Restrictions

        The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

  Representations of Canadian Purchasers

        By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions,

  •
  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  •
  where required by law, the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

  Conflicts of Interest

        Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

  Statutory Rights of Action

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

  Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

  Taxation and Eligibility for Investment

        Canadian purchasers of shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

 LEGAL

        Certain legal matters in connection with the validity of the common stock offered hereby will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information incorporated in this prospectus supplement by reference to Annual Report on Form 10-K for the year ended December 31, 2016 concerning estimates of our coal reserves was derived from the report of John T. Boyd Company, independent mining engineers and geologists. All of such information has been included herein in reliance upon the authority of such firm as an expert in such matters.

PROSPECTUS

Cloud Peak Energy Inc.
Cloud Peak Energy Resources LLC
Cloud Peak Energy Finance Corp.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Rights
Units
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

        Cloud Peak Energy Inc. may, in one or more offerings, offer and sell shares of its common stock, par value $0.01 per share; preferred stock, par value $0.01 per share; debt securities, which may be fully and unconditionally guaranteed by one or more of its subsidiaries, including Cloud Peak Energy Resources LLC; warrants to purchase any of the other securities that may be sold under this prospectus; rights to purchase common stock, preferred stock and/or debt securities; units and depositary shares consisting of one or more of these classes of securities; and stock purchase contracts and stock purchase units covering one or more of these classes of securities. Cloud Peak Energy Resources LLC may, in one or more offerings, offer and sell its debt securities, which may be co-issued by its wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., and which will be fully and unconditionally guaranteed by Cloud Peak Energy Inc. and may be fully and unconditionally guaranteed by one or more of its subsidiaries.

        Cloud Peak Energy Inc.'s common stock is listed for trading on the New York Stock Exchange under the symbol "CLD." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that either Cloud Peak Energy Resources LLC or Cloud Peak Energy Inc. may offer. As discussed above, Cloud Peak Energy Resources LLC's wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., may be a co-issuer of any debt securities that Cloud Peak Energy Resources LLC offers.

        We will offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may over-allot a portion of the securities. The prospectus supplement will describe the specific manner in which we will offer the securities, and also may add, update or change information contained in this prospectus.

        You should read this prospectus and the prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 20, 2016.

i

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, any combination of the securities described in this prospectus. This prospectus generally describes us and the securities that we may offer hereunder. Each time we sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement also may add to, update, or change information in this prospectus.

        As used in this prospectus and unless otherwise indicated, "we," "us" and "our" and similar terms mean Cloud Peak Energy Inc. and its subsidiaries, except that those terms when used in this prospectus in connection with the debt securities described herein, shall mean the issuer of such debt securities, unless the context indicates otherwise, and when used in this prospectus in connection with all other securities, including equity securities, described herein, shall mean Cloud Peak Energy Inc.

        The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference."

ABOUT CLOUD PEAK ENERGY INC.,
CLOUD PEAK ENERGY RESOURCES LLC AND CLOUD PEAK ENERGY FINANCE CORP.

        We are one of the largest producers of coal in the United States of America ("U.S.") and the Powder River Basin ("PRB"), based on our 2015 coal sales. We operate some of the safest mines in the coal industry. According to the most current Mine Safety and Health Administration ("MSHA") data, we have one of the lowest employee all injury incident rates among the largest U.S. coal producing companies. We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we own and operate three surface coal mines, the Antelope Mine, the Cordero Rojo Mine and the Spring Creek Mine. We also have two major development projects, the Youngs Creek project and the Crow project. Our Antelope and Cordero Rojo mines are located in Wyoming, and our Spring Creek Mine is located in Montana. Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic electric utilities. Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation. In 2015, the coal we produced generated approximately 3% of the electricity produced in the U.S. We do not produce any metallurgical coal. As of December 31, 2015, we controlled approximately 1.1 billion tons of proven and probable reserves.

        Cloud Peak Energy Inc., a Delaware corporation organized on July 31, 2008 ("CPE Inc."), is a holding company that manages its wholly-owned consolidated subsidiary Cloud Peak Energy Resources LLC, a Delaware limited liability company organized on August 19, 2008 ("CPE Resources"). CPE Inc. has no business operations or material assets other than its ownership interest of 100% of the common membership units in CPE Resources. CPE Inc.'s only source of cash flow from operations is distributions from CPE Resources. CPE Inc. also receives management fees pursuant to a management services agreement between it and CPE Resources as reimbursement of its administrative expenses.

        Cloud Peak Energy Finance Corp., a Delaware corporation organized on November 2, 2009 ("Finance Corp."), is a direct, wholly-owned subsidiary of CPE Resources and carries on no independent business other than acting as co-issuer of certain debt securities of CPE Resources.

        Our principal executive office is located at 505 S. Gillette Ave., Gillette, Wyoming 82716, and our telephone number at that address is (307) 687-6000. Our website is located at www.cloudpeakenergy.com. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act") that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, CPE Inc. files annual, quarterly and other reports and information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings also are available on the SEC's website at http://www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information CPE Inc. has filed with the SEC. This means that we can disclose important information to you without including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that CPE Inc. later provides to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any future filings made by CPE Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K), after the date of the initial registration statement and prior to the effectiveness of the registration statement, and after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until the termination of each offering under this prospectus:

  •
  CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 (including CPE Inc.'s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2016 solely to the extent incorporated into CPE Inc.'s Annual Report on Form 10-K);

  •
  CPE Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  CPE Inc.'s Current Reports on Form 8-K filed on March 7, 2016, March 14, 2016, May 2, 2016, May 13, 2016, July 6, 2016, September 12, 2016, October 13, 2016 and October 17, 2016;

  •
  the description of CPE Inc.'s common stock contained in its registration statement on Form 8-A, filed on November 16, 2009, and any subsequently filed amendments and reports updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our Internet website, www.cloudpeakenergy.com, CPE Inc.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on

Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.cloudpeakenergy.com, or by writing or calling us at the following address:

Cloud Peak Energy Inc.
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021
Attention: General Counsel
(720) 566-2900

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        The debt securities that may be offered hereunder by CPE Resources, if guaranteed by subsidiaries of CPE Resources, are expected to be guaranteed by the same subsidiaries that guarantee the outstanding debt of CPE Resources. Such guarantees are expected to be full and unconditional and joint and several. As such, the information with respect to such subsidiary guarantors required by Section 3-10(f) of Regulation S-X is incorporated by reference in this prospectus.

        The debt securities that may be offered hereunder by CPE Inc., if guaranteed, are expected to be guaranteed by each subsidiary of CPE Inc. that is not "minor" (as defined in Section 3-10(h)(6) of Regulation S-X). Such guarantees are expected to be full and unconditional and joint and several. Because CPE Inc. has no independent assets or operations, financial information with respect to such subsidiary guarantors has not been included or incorporated by reference in this prospectus in accordance with Note 1 to Section 3-10(f) of Regulation S-X.

        Further, in accordance with Section 3-10(b) of Regulation S-X and the Note thereto, financial statements for Finance Corp. have not been included or incorporated by reference in this prospectus because Finance Corp. is a wholly-owned finance subsidiary of CPE Resources and any debt security of Finance Corp. issued hereunder will be co-issued, jointly and severally, by CPE Resources.

 RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in CPE Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, CPE Inc.'s subsequent Quarterly Reports on Form 10-Q and in any other subsequent filings made by CPE Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those that may be included in the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Cautionary Note Regarding Forward-Looking Statements" included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to make distributions to our stockholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        Certain statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. While we believe that these forward-looking statements are reasonable as and when made, there may be events in the future that we are not able to predict accurately or control, and there can be no assurance that future developments affecting our business will be those that we anticipate. Additionally, all statements concerning our expectations regarding future operating results are based on current forecasts for our existing operations and do not include the potential impact of any future acquisitions. The risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially and adversely from the expectations we describe in our forward-looking statements. Additional factors or events that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. You are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The following factors are among those that may cause actual results to differ materially and adversely from our forward-looking statements:

  •
  the timing and extent of any recovery of the currently depressed coal industry, domestically and internationally, and the impact of ongoing or further depressed industry conditions on our financial performance, liquidity and financial covenant compliance;

  •
  the prices we receive for our coal and logistics services, our ability to effectively execute our forward sales strategy, and changes in utility purchasing patterns resulting in decreased long term purchases of coal;

  •
  timing of reductions or increases in customer coal inventories;

  •
  our ability to renew sales contracts on favorable terms and to resolve customer requests for reductions or deferrals and respond to cancellations of their committed volumes on terms that preserve the amount and timing of our forecasted economic value;

  •
  the impact of increasingly variable and less predictable demand for thermal coal based on natural gas prices, summer cooling demand, winter heating demand, economic growth rates and other factors that impact overall demand for electricity;

  •
  our ability to efficiently and safely conduct our mining operations and to adjust our planned production levels to respond to market conditions and effectively manage the costs of our operations;

  •
  competition with other producers of coal with traders and re-sellers of coal, including the current oversupply of thermal coal in the marketplace, the impacts of currency exchange rate fluctuations and the strong U.S. dollar, and government environmental, energy and tax policies and regulations that make foreign coal producers more competitive for international transactions;

  •
  the impact of coal industry bankruptcies on our competitive position relative to other companies who may emerge from bankruptcy with potentially reduced leverage and operating costs;

  •
  competition with natural gas, wind, solar and other non-coal energy resources, which may continue to increase as a result of low domestic natural gas prices and due to environmental, energy and tax policies, regulations, subsidies and other government actions that encourage or mandate use of alternative energy sources;

  •
  coal-fired power plant capacity and utilization, including the impact of climate change and other environmental regulations and initiatives, energy policies, political pressures, NGO activities, international treaties or agreements and other factors that may cause domestic and international electric utilities to continue to phase out or close existing coal-fired power plants, reduce or eliminate construction of any new coal-fired power plants, or reduce consumption of coal from the PRB;

  •
  the failure of economic, commercially available carbon capture technology to be developed and adopted by utilities in a timely manner;

  •
  the impact of "keep coal in the ground" campaigns and other well-funded, anti-coal initiatives by environmental activist groups and others targeting substantially all aspects of our industry;

  •
  our ability to offset declining U.S. demand for coal and achieve longer term growth in our business through our logistics revenue and export sales, including the significant impact of Chinese and Indian thermal coal import demand on overall seaborne coal prices;

  •
  railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal, the development of future export terminal capacity and our ability to access capacity on commercially reasonable terms;

  •
  timing of reductions or increases in customer coal inventories;

  •
  weather conditions and weather-related damage that impact our mining operations, our customers, or transportation infrastructure;

  •
  operational, geological, equipment, permit, labor, weather-related and other risks inherent in surface coal mining;

  •
  future development or operating costs for our development projects;

  •
  our ability to successfully acquire coal and appropriate land access rights at economic prices and in a timely manner and our ability to effectively resolve issues with conflicting mineral development that may impact our mine plans;

  •
  the impact of asset impairment charges if required as a result of challenging industry conditions or other factors;

  •
  our plans and objectives for future operations and the development of additional coal reserves, including risks associated with acquisitions;

  •
  the impact of current and future environmental, health, safety, endangered species and other laws, regulations, treaties, executive orders, court decisions or governmental policies, or changes in interpretations thereof and third-party regulatory challenges, including additional requirements, uncertainties, costs, liabilities or restrictions adversely affecting the use, demand or price for coal, our mining operations or the logistics, transportation, or terminal industries;

  •
  the impact of required regulatory processes and approvals to lease coal and obtain permits for coal mining operations or to transport coal to domestic and foreign customers, including third-party legal challenges to regulatory approvals that are required for some or all of our current or planned mining activities and the recent moratorium on federal coal leasing or other unfavorable regulatory changes to the LBA and coal permitting processes;

  •
  any increases in rates or changes in regulatory interpretations or assessment methodologies with respect to royalties or severance and production taxes and the potential impact of associated interest and penalties, including the impact of recently finalized federal royalty rule changes for non-arm's length sales;

  •
  inaccurately estimating the costs or timing of our reclamation and mine closure obligations and our assumptions underlying reclamation and mine closure obligations;

  •
  our ability to obtain required surety bonds and provide any associated collateral on commercially reasonable terms;

  •
  availability, disruptions in delivery or increases in pricing from third-party vendors of raw materials, capital equipment and consumables which are necessary for our operations, such as explosives, petroleum-based fuel, tires, steel, and rubber;

  •
  our assumptions concerning coal reserve estimates;

  •
  our relationships with, and other conditions affecting, our customers (including our largest customers who account for a significant portion of our total revenue) and other counterparties, including economic conditions and the credit performance and credit risks associated with our customers and other counterparties, such as traders, brokers, and lenders under our credit agreement and financial institutions with whom we maintain accounts or enter hedging arrangements;

  •
  the results of our hedging programs for domestic and international coal sales and diesel fuel costs and changes in the fair value of derivative financial instruments that are not accounted for as a hedge;

  •
  the terms and restrictions of our indebtedness;

  •
  liquidity constraints, access to capital and credit markets and availability and costs of credit, surety bonds, letters of credit, and insurance, including risks resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions for the coal sector or in general, changes in our credit rating, our compliance with the covenants in our debt agreements, the increasing credit pressures on our industry due to depressed conditions, or any demands for increased collateral by our surety bond providers;

  •
  volatility and decline in the price of our common stock, including the impact of any delisting of our stock from the New York Stock Exchange if we fail to meet the minimum average closing price listing standard;

  •
  our liquidity, results of operations, and financial condition generally, including amounts of working capital that are available;

  •
  litigation and other contingencies;

  •
  the authority of federal and state regulatory authorities to order any of our mines to be temporarily or permanently closed under certain circumstances; and

  •
  other factors, including those discussed or incorporated by reference in "Risk Factors" and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and any updates thereto in our subsequent Forms 10-K, 10-Q and 8-K.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from our sale of securities for general corporate purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions (which may consist of acquisitions of discrete assets or businesses).

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

		Year Ended December 31,
	Nine Months Ended September 30, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges, CPE Inc.	1.0x	—	3.2x	1.6x	3.5x	3.0x

        For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations, (ii) interest expense, net, including the portion of rents representative of an interest factor, (iii) amortization of debt issue costs and capitalized interest, (iv) distributions from equity investments and (v) capitalized interest. Fixed charges consist of interest expense, net, amortization of debt issue costs, and the portions of rents representative of an interest factor. Earnings for 2015 were inadequate to cover fixed charges by $118.1 million. To date, we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred share distribution requirements is the same as the ratio of earnings to fixed charges presented above.

 DESCRIPTION OF THE CAPITAL STOCK

        References in this "Description of the Capital Stock" to the "Company," "we," "us" and "our" are to CPE Inc.

General

        Our authorized capital stock consists of 200,000,000 shares of our common stock, $0.01 par value, and 20,000,000 shares of our preferred stock, $0.01 par value. As of November 28, 2016, there were 61,457,296 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following description does not purport to be complete and is subject to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws and to applicable law.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably only those dividends that the board of directors may from time to time declare, and we may pay, on our outstanding shares in the manner and upon the terms and conditions provided by law. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then-outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series. These rights, preferences and privileges may include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of this series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of our holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation.

Board of Directors

        Our board of directors is currently composed of seven members. Under our amended and restated certificate of incorporation, we are not able to have less than three or more than 15 board members. Our amended and restated certificate of incorporation authorizes our board to fix the number of its members. A vacancy or a newly created board position will be filled by our board of directors. A nominee for director will be elected, as a general matter, if the votes cast for the nominee's election exceed the votes cast against the nominee's election. In the event of a director nomination by a stockholder in accordance with our amended and restated bylaws, directors will be elected by a plurality of the votes cast. Under our board's policy, and absent a stockholder nomination, a director who fails to receive the required number of votes for re-election will be expected to tender his resignation for board consideration and any board nominee, or any board appointee filling a director vacancy or newly created directorship, is required to agree, prior to nomination, to tender his resignation for board consideration in the event of his failing to receive the requisite number of votes for re-election. Our amended and restated certificate of incorporation further provides that any director who is also an officer will cease to be qualified to be a director upon termination of employment by us for any reason, as of the date of the termination, and will cease to be a director.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws, which are summarized in the following paragraphs, and applicable provisions of the Delaware General Corporation Law (the "DGCL") may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

  Classified Board

        Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

  Size of Board and Vacancies

        Our amended and restated certificate of incorporation provides that the number of directors on our board of directors is fixed by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation or removal from office will be filled solely by the vote of our remaining directors in office.

  No Cumulative Voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

  Removal of Directors

        Our amended and restated certificate of incorporation provides that any director may be removed at any time at a meeting called for that purpose, but only for cause and only by the affirmative vote of at least two-thirds of the voting power of shares of our capital stock.

  Bylaw Amendments

        Our amended and restated bylaws provide that they may only be amended by our board of directors or upon the vote of holders of at least two-thirds of the voting power of shares of our capital stock.

  Calling of Special Meetings of Stockholders

        Our amended and restated bylaws provide that special meetings of our stockholders may be called for any purpose by the majority of our board or by the chairman of our board.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by the certificate of incorporation. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent.

  Advance Notice Requirements for Stockholder Proposals, Proxy Access and Director Nominations

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Stockholders are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting and on the date such stockholder gave the notice provided for below, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting.

        Our amended and restated bylaws also include proxy access to allow eligible stockholders who comply with certain requirements to include their own nominee or nominees for director in our proxy statement along with the candidates nominated by the board of directors. The stockholder or a group of stockholders, who has or have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has or have complied with other requirements under our amended and restated bylaws may submit for inclusion in our proxy materials for an annual meeting of stockholders, a number of director nominees that together with all eligible stockholder nominees does not exceed 25% of the total number of directors in office as of the last day on which notice of the proxy access nomination may be delivered.

        In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company not earlier than 120 days nor less than 90 calendar days before the first anniversary of the previous year's annual meeting of stockholders, subject to certain exceptions contained in our bylaws. If the date of the applicable annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a stockholder to be timely must be so received no earlier than 120 days nor later than the later of 90 calendar days before the date of such annual meeting or the tenth day following the date on which public disclosure of the date of the annual meeting was first made by the Company. Any stockholder proposing business or a director nomination at a meeting, or such stockholder's qualified representative, must appear at the meeting to present such business or nomination. The chairperson of the meeting shall have the power to determine whether a stockholder proposal has been made in accordance with the procedures set forth in our amended and restated bylaws. The adjournment or postponement of an annual meeting or the announcement shall not commence a new time period for the giving of a stockholder's notice as described above.

  Majority Voting Policy

        Our board of directors has adopted a majority voting policy that provides that if none of our stockholders provides us written notice of an intention to nominate one or more candidates to compete with our board of directors' nominees, or if all stockholders have withdrawn such nominations prior to 10 days before we mail notice for our annual meeting, a nominee must receive more votes cast for that nominee than against that nominee to be elected or re-elected. If a director nominee fails to obtain the required votes, our board of directors will expect such director to tender his or her resignation.

  Amendments to Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions may be amended by our stockholders only by a vote of at least two-thirds of the voting power of all of the outstanding shares of our stock entitled to vote:

  •
  the classification of our board of directors;

  •
  the removal of directors;

  •
  the limitation on stockholder action by written consent;

  •
  the limitation of directors' personal liability to us or our stockholders for breach of fiduciary duty as a director;

  •
  the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote; and

  •
  any provision in our bylaws, including the ability to call a Special Meeting of Stockholders being vested in our board of directors or the Chairman of our board.

  Undesignated Preferred Stock

        The authorization of our undesignated preferred stock will make it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

  Section 203 of the Delaware General Corporation Law

        We are not governed by Section 203 of the DGCL. Section 203 of the DGCL regulates corporate acquisitions and provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder unless:

  •
  prior to such time, the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the corporation's outstanding voting stock at the time the transaction commenced, other than statutorily excluded shares; or

  •
  at or after the time a person became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The term "business combination" is defined to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.

  Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

  •
  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

  •
  for transactions from which the director derived improper personal benefit.

        Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and other applicable law. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

  Listing

        Our common stock is traded on the New York Stock Exchange under the symbol "CLD." On November 30, 2016, the closing sales price for our common stock on the NYSE was $5.74 per share.

  Transfer Agent and Registrar

        ComputerShare Trust Company, N.A. is the transfer agent and registrar for our common stock.

DESCRIPTION OF THE DEBT SECURITIES

        Either CPE Resources or CPE Inc. may issue the debt securities offered hereby in one or more series. The following description sets forth the general terms and provisions that apply to those debt securities. Each prospectus supplement will state the particular terms that will apply to the debt securities included in the supplement.

        References in this "Description of the Debt Securities" to "Finance Corp." are to Cloud Peak Energy Finance Corp.; references to the "Parent Guarantor" apply only to debt securities issued by CPE Resources and they are to its parent company, CPE Inc.; references to the "Subsidiary Guarantors" are to any of the Subsidiaries of either CPE Resources or CPE Inc., as the case may be, that may guarantee any of the debt securities of its parent company; and references to the "Guarantors" of any series of debt securities include the Parent Guarantor and any Subsidiary Guarantors of that series. References to an "issuer" in relation to a particular series of debt securities are to the either CPE Resources or CPE Inc., depending upon which is the issuer of that series, and they also include Finance Corp. in relation to any series of debt securities of CPE Resources that Finance Corp. may co-issue. References to an "Indenture" refer to the particular Indenture under which a series of debt securities is issued. Other capitalized terms used in this description without definition have the meanings attributed to them in the applicable Indenture.

        Finance Corp. may be a co-issuer of any series of debt securities of CPE Resources but not CPE Inc. Finance Corp. is a direct, wholly-owned subsidiary of CPE Resources, and it has no material assets and no liabilities other than as co-issuer of certain of CPE Resources' debt securities. CPE Inc. will guarantee any series of debt securities that CPE Resources may issue, and CPE Resources may guarantee any series of debt securities that CPE Inc. may issue.

        The debt securities will be either senior debt securities or subordinated debt securities and will be secured debt securities or unsecured debt securities of the particular issuer, and they may be issued with or without collateral or other security. CPE Resources will issue its senior debt securities under an Indenture, among itself and Finance Corp., as issuers, CPE Inc., as Parent Guarantor, if applicable, any Subsidiary Guarantors party thereto and the Trustee. CPE Inc. will issue its senior debt securities under an Indenture, among itself, as issuer, any Subsidiary Guarantors party thereto and the Trustee. If either CPE Resources or CPE Inc. decides to issue subordinated debt securities, it will issue them under a separate Indenture containing subordination provisions. The term "Trustee" as used in this prospectus refers to the trustee under a particular Indenture of either CPE Resources or CPE Inc. The debt securities will be governed by the provisions of the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939. You should read the forms of the senior Indentures and the subordinated Indentures filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, will govern your rights as a holder of debt securities.

        Only holders of record of any debt securities will have rights under an Indenture.

        No Indenture will contain provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in the issuer's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, either CPE Resources or CPE Inc. could in the future enter into transactions that could increase the amount of its indebtedness outstanding at that time or otherwise adversely affect its capital structure or credit rating.

General

        Any series of debt securities that CPE Resources may issue will not be convertible into, or exchangeable for, any equity securities and:

  •
  will be its general obligations;

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  will be co-issued by Finance Corp. if so indicated in the prospectus supplement relating to such series;

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  will be guaranteed by CPE Inc. and may also be guaranteed by one or more Subsidiary Guarantors, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

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  may be subordinated to its Senior Indebtedness, and any guarantees of the Guarantors will be subordinated to their respective Senior Indebtedness.

        Any series of debt securities that CPE Inc. may issue:

  •
  will be its general obligations;

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  may be guaranteed by one or more Subsidiary Guarantors, including CPE Resources, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

  •
  may be subordinated to its Senior Indebtedness, and any guarantees of the Subsidiary Guarantors will be subordinated to their respective Senior Indebtedness.

        No Indenture will limit the total amount of debt securities that an issuer may issue thereunder. Each issuer may issue debt securities under an Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

Specific Terms of Each Series of Debt Securities to Be Described in the Prospectus Supplement

        The issuer will prepare a prospectus supplement and either a supplemental indenture or authorizing resolutions of its board of directors, set forth in an officers' certificate, relating to any series of debt securities that it may offer, which will include specific terms relating to some or all of the following:

  •
  whether, in the case of debt securities issued by CPE Resources, Finance Corp. will be a co-issuer of the debt securities;

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  the form and title of the debt securities;

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  the total principal amount of the debt securities;

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  the date or dates on which the debt securities may be issued;

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  whether the debt securities are senior or subordinated debt securities;

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  the currency or currencies in which principal and interest will be paid, if not in U.S. dollars;

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  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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  the dates on which the principal and premium, if any, of the debt securities will be payable;

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  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

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  any conversion or exchange provisions, in the case of debt securities issued by CPE Inc.;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate the issuer to repurchase or redeem the debt securities;

  •
  whether the debt securities are entitled to the benefits of any guarantees by any Guarantors;

  •
  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  any changes to or additional Events of Default or covenants;

  •
  the subordination, if any, of the debt securities and any changes to the subordination provisions of the subordinated Indenture;

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  any collateral or other security for the debt securities and any related intercreditor agreement, mortgage or other security agreement; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement also will describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency;

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  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

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  variable rate debt securities that are exchangeable for fixed rate debt securities.

        At the option of the issuer, it may make interest payments by check mailed to the registered holders of its debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

        Debt securities may be transferred or exchanged at the office of the Trustee at the place in the United States identified in the applicable prospectus supplement, without the payment of any service charge, other than any applicable tax or governmental charge.

        Subject to applicable abandoned property law, any funds paid to the Trustee or a paying agent for amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer, and the holders of the debt securities must look only to the issuer or any other obligor on such debt securities for payment after that time.

The Parent Guarantee of Debt Securities of CPE Resources

        Each issuer's payment obligations under any series of debt securities of CPE Resources will be fully and unconditionally guaranteed by CPE Inc., which will execute a notation of guarantee on such debt securities as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of the guarantee by CPE Inc.

        CPE Inc.'s guarantee of any series of senior debt securities of CPE Resources will be its unsecured and unsubordinated general obligation, and will rank on a parity with all of CPE Inc.'s other unsecured and unsubordinated indebtedness. With respect to a series of subordinated debt securities of CPE Resources that CPE Inc. guarantees, its guarantee will be subordinated to the Senior Indebtedness of CPE Inc. to substantially the same extent as the series of subordinated debt securities is subordinated to CPE Resources' senior debt. See "Subordination."

The Subsidiary Guarantees

        Each issuer's payment obligations under any series of debt securities of either CPE Resources or CPE Inc. may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors, including CPE Resources in the case of any series of debt securities of CPE Inc. Any Subsidiary Guarantors for a series of debt securities will be identified in the prospectus supplement relating to that series. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee on such debt securities as further evidence of their guarantee. If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to the Senior Indebtedness of the issuer, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to such issuer's Senior Indebtedness. See "—Subordination."

Limitations on Guarantees; Releases

        The obligations of each of the Parent Guarantor and any Subsidiary Guarantors under its guarantee of any series of debt securities will be limited to the maximum amount that will not result in its obligations under its guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the Guarantor; and

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  any collections from or payments made by or on behalf of any other Guarantors in respect of its obligations under its guarantee.

        Any guarantee of the Parent Guarantor or a Subsidiary Guarantor may be released under certain circumstances. If an issuer exercises its legal defeasance option with respect to its debt securities of a particular series, or it satisfies and discharges all obligations under the governing Indenture with respect to that series, in either case as described below under "—Defeasance; Satisfaction and Discharge," then the guarantees of each Guarantor will be released with respect to that series. Further, if no Default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, each Guarantor will be unconditionally released and discharged from its guarantee:

  •
  in the case of a Subsidiary Guarantor, automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not the issuer's Affiliate, of a sufficient amount of the issuer's direct or indirect partnership or other equity interests in the Subsidiary Guarantor so that it no longer qualifies under the Indenture as a Subsidiary of the issuer;

  •
  in the case of a Subsidiary Guarantor, automatically upon the merger of the Subsidiary Guarantor into the issuer, the Parent Guarantor (in the case of debt securities of CPE Resources) or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor;

  •
  in the case of the Parent Guarantor of a series of debt securities of CPE Resources, automatically upon the merger of the Parent Guarantor into CPE Resources or any Subsidiary Guarantor, or the liquidation or dissolution of the Parent Guarantor; or

  •
  in the case of a Subsidiary Guarantor, following delivery of a written notice by the issuer to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of such issuer for borrowed money or for a guarantee thereof, other than any series of debt securities, and except a release as a result of payment under such guarantees.

Specific Covenants

        Each Indenture will contain the following covenants for the benefit of the holders of all series of debt securities issued thereunder:

  Reports

        So long as any debt securities are outstanding, CPE Inc. will:

  •
  for as long as it is required to file information with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  if it is not required to file information, documents or reports with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual financial statements, an auditors' report by a firm of established national reputation) and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to include in such annual reports, information, documents or other reports had it been subject to the reporting requirements of the Exchange Act, unless the SEC will not accept such a filing.

        The availability of the foregoing information, documents or reports on the SEC's or the issuer's website will be deemed to satisfy the foregoing delivery requirements.

  Consolidation, Merger or Sale

        No issuer may merge or consolidate with or into any other Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or series of related transactions, unless:

  •
  such issuer is the continuing Person in the case of a merger, or the continuing Person:

  •
  is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia; and

  •
  expressly assumes, by supplemental indenture in form satisfactory to the Trustee, all the issuer's obligations under the Indenture and the debt securities;

  •
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default would occur or be continuing;

  •
  if such issuer is not the continuing Person, then each Guarantor, unless it is the Person with which the issuer has consummated a transaction under this provision, has confirmed that its guarantee of the debt securities of the issuer shall continue to apply to the issuer's obligations under such debt securities and the applicable Indenture; and

  •
  such issuer has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that the merger, consolidation, sale, conveyance, lease, transfer or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the Indenture.

        Thereafter, the continuing Person will be substituted for the issuer under the Indenture. If the issuer not the continuing Person in any merger or consolidation, or it sells or otherwise disposes of (except by lease) all or substantially all of its assets, and the above stated requirements are satisfied, the issuer will be released from all its liabilities and obligations under the applicable Indenture and debt securities.

        If Finance Corp. co-issues a series of debt securities of CPE Resources, then this same covenant will apply equally to it in relation to that series, except that Finance Corp. may not merge or consolidate with or into another Person other than a corporation for so long as CPE Resources is not organized as a corporation.

        A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Default

  Events of Default

        Each of the following events will be an "Event of Default" under each Indenture with respect to a series of debt securities issued thereunder:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or any Guarantor;

  •
  the guarantee of any Guarantor:

  •
  ceases to be in full force and effect, except as otherwise provided in the Indenture; or

  •
  is declared null and void in a judicial proceeding;

  •
  any Guarantor denies or disaffirms its obligations under such Indenture or its guarantee; or

  •
  any other Event of Default provided with respect to such series of Debt Securities.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify the issuer and any Guarantor of the default and such default is not cured or waived within 60 days after receipt of notice.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

        The Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due on its debt securities, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of an Event of Default

        Within 30 days after the occurrence of any Default (meaning an event that is, or after the notice or passage of time would be, an Event of Default) or Event of Default under an Indenture, the issuer is required to give written notice to the Trustee specifying the Default or Event of Default and what action the issuer is taking or proposes to take to cure it. In addition, the issuer under each Indenture is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers' certificate indicating that each obligor on the debt securities outstanding under such Indenture has complied with all covenants contained in the Indenture, whether any Default or Event of Default has occurred and is continuing, and if so, what action the issuer is taking or proposes to take.

        If a Default occurs and is continuing under any Indenture with respect to any series of debt securities and is known to the Trustee, the Trustee must mail to each holder of such debt securities a notice of the Default by the later of 90 days after the Default occurs or 30 days after the Trustee knows of the Default. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        An issuer may amend an Indenture without the consent of any holder of debt securities outstanding thereunder to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor of such issuer's obligations under the Indenture;

  •
  add any Guarantor with respect to the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness;

  •
  add any additional Events of Default or covenants for the benefit of the holders or surrender any right or power conferred upon the issuer or any Guarantor;

  •
  make any change that does not adversely affect the rights of any holder under the Indenture;

  •
  add or appoint a successor or separate Trustee;

  •
  secure the debt securities;

  •
  comply with any requirement of the SEC in connection with the qualification of such Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of debt securities of any series to be issued under such Indenture.

        In addition, an issuer may amend an Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under such Indenture consent to it. Such issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt security;

  •
  reduce the principal of or extend the stated maturity of any debt security;

  •
  reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

  •
  make any debt security payable in other than U.S. dollars;

  •
  impair the right of any holder to receive any payment of principal, premium, if any, or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under such provisions;

  •
  release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

  •
  make any change in the amendment provisions that require each holder's consent;

  •
  make any change in the waiver provisions; or

  •
  except as provided in the Indenture, release any Guarantor in any manner adverse to the holders.

        In the case of any subordinated debt security, no amendment may be made that adversely affects the rights of any holder of Senior Indebtedness then outstanding, unless the holders of such Senior Indebtedness consent to the amendment.

        The consent of the holders is not necessary under an Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an Indenture requiring the consent of the holders becomes effective, the issuer is required to mail to all holders of each series affected by it a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by the issuer or any Guarantor with certain restrictive provisions of the Indenture; and

  •
  any past Default or Event of Default under the Indenture except that such majority of holders may not waive a default:

  •
  in the payment of principal, premium, if any, or interest; or

  •
  in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance; Satisfaction and Discharge

        At any time, an issuer may terminate, with respect to its debt securities of a particular series, all of the obligations of such issuer or any Guarantor under such series of debt securities and the related Indenture, which is called a "legal defeasance." If an issuer decides to make a legal defeasance, however, it may not terminate certain specified obligations respecting that series of debt securities, including those obligations:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities of that series; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        If an issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

        At any time an issuer may also effect a "covenant defeasance," which means the issuer has elected to terminate its obligations and those of any Guarantor under: certain covenants applicable to a particular series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and any Event of Default that relates to any deferred covenant.

        An issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If an issuer exercises its legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If it exercises its covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default relating to a defeased covenant.

        In order to exercise either defeasance option, an issuer must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the applicable series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In addition, an issuer may satisfy and discharge all of the obligations under the Indenture of such issuer and any Guarantor with respect to the debt securities of a particular series, other than its obligation to register the transfer of and exchange debt securities of that series and certain rights of the Trustee and the issuer's obligations with respect thereto, provided that:

  •
  such issuer delivers all outstanding debt securities of that series to the Trustee for cancellation; or

  •
  all debt securities of that series not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point the issuer has irrevocably deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of the debt securities of that series, including interest and premium, if any, to the stated maturity or applicable redemption date.

No Personal Liability

        The managers, directors, officers, employees, incorporators, members, partners and stockholders of the issuers and any Guarantor, as such, will not be liable for:

  •
  any of the obligations of the issuers or any Guarantor under the debt securities, the Indentures or the guarantees; or

  •
  any claim based on, in respect of, or by reason of, such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Subordination

        Debt securities of a series may be subordinated to an issuer's "Senior Indebtedness," which each subordinated Indenture defines generally to include any obligation created or assumed by the issuer for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations which rank equally in right of payment with or are expressly subordinated to the debt securities. If any series of the debt securities of an issuer is subordinated to its Senior Indebtedness, then any guarantee of such debt securities will be subordinated to each Guarantor's Senior Indebtedness in the same manner.

        Subordinated debt securities of an issuer and the related guarantees will be subordinated in right of payment, to the extent and in the manner set forth in the applicable subordinated Indenture and described in the prospectus supplement relating to such series, to the prior payment of all of indebtedness of such issuer and that of any Guarantor that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of an issuer or any Guarantor will receive payment in full in cash of such Senior Indebtedness before holders of subordinated debt securities of such issuer will receive any payment of principal, premium or interest with respect to such subordinated debt securities upon any payment or distribution of the assets of such issuer or any Guarantor's assets, to creditors:

  •
  upon a liquidation or dissolution of such issuer or Guarantor; or

  •
  in a bankruptcy, receivership or similar proceeding relating to such issuer or Guarantor.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive capital stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If any principal, premium or interest with respect to Senior Indebtedness is not paid within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, no issuer or Guarantor may:

  •
  make any payments of principal, premium, if any, or interest with respect to any subordinated debt securities of such issuer;

  •
  make any deposit for the purpose of defeasance or discharge of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire the subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, the issuer may deliver subordinated debt securities to the Trustee in satisfaction of a sinking fund obligation, unless, in any case:

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  the issuer and the Trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

        Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $10 million; and

  •
  any other Senior Indebtedness that the issuer may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice (other than any notice required to effect such acceleration), or the expiration of any applicable grace periods, no payment may be made on the subordinated debt securities or any related guarantee for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the issuer and the Trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the Person or Persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, payments may resume on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency of an issuer or Guarantor, the holders of its Senior Indebtedness, as well as certain of its general creditors, may recover more, ratably, than the holders of the issuer's subordinated debt securities.

Book Entry, Delivery and Form

        CPE Resources and CPE Inc. may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. The Depository Trust Company, or "DTC," will act as depositary. If either issuer issues debt securities of a series in book-entry form, it will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of its participants and by, among other institutions, the Financial Industry Regulatory Authority, Inc. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        Each issuer of a series of debt securities will through its paying agent wire principal, premium, if any, and interest payments due on the global securities representing that series to DTC's nominee, Cede & Co. Each issuer, any Guarantor, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, each issuer, any Guarantor, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or any other person.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by such issuer within 90 days; or

  •
  the issuer determines, subject to DTC's rules, not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of its decision.

The Trustee

        The prospectus supplement relating to a particular series of debt securities will identify the Trustee with respect to such series. Any issuer or Guarantor may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee under any Indenture may own debt securities issued under that Indenture.

Resignation or Removal of Trustee

        If the Trustee under a particular Indenture has or acquires a conflicting interest within the meaning of the Trust Indenture Act after a Default under such Indenture has occurred and is continuing, the Trustee must eliminate its conflicting interest, obtain the consent of the SEC to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. Any resignation will require the appointment of a successor trustee under the Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by the issuer with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

Limitations on Trustee if It is a Creditor

        Each Indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of the issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificate and Opinions to Be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by an issuer for action by the Trustee must be accompanied by a certificate of certain of its officers and an opinion of counsel (who may be counsel to the issuer) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE WARRANTS

        References in this "Description of the Warrants" to "we," "us" and "our" are to CPE Inc.

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our debt securities, preferred stock or common stock, you will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

 DESCRIPTION OF THE RIGHTS

        References in this "Description of the Rights" to "we," "us" and "our" are to CPE Inc.

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF THE UNITS

        References in this "Description of the Units" to "we," "us" and "our" are to CPE Inc.

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the designation and terms of the units and the securities included in the units;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  the date, if any, on and after which the units may be transferable separately;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences;

  •
  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other information we think is important about the units.

 DESCRIPTION OF THE DEPOSITARY SHARES

        References in this "Description of the Depositary Shares" to "we," "us" and "our" are to CPE Inc.

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        References in this "Description of the Stock Purchase Contracts and Stock Purchase Units" to "we," "us" and "our" are to CPE Inc.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

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  if applicable, a discussion of material United States federal income tax considerations; and

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  any other information we think is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

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  through underwriters or dealers;

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  through agents;

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  directly to purchasers, including existing stockholders in a rights offering;

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  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

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  in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

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  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

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  enter into transactions involving short sales of the common shares by broker-dealers;

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  sell common shares short and redeliver the shares to close out short positions;

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  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

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  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the New York Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

        We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority ("FINRA") member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL

        Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

13,500,000 Shares

Common Stock

Joint Book-Running Managers

Credit Suisse

J.P. Morgan

Jefferies